NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Announces Joint Market

Development Agreement with Odfjell Drilling Ltd.

Expected to develop into distribution agreement in early 2019

VERNAL, UT, November 15, 2018 - Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or “Company”), a designer and manufacturer of drilling tool technologies, today announced that it has executed an agreement with a subsidiary of Odfjell Drilling Ltd (OSE: ODL)(“Odfjell”) to launch a Middle East short-term joint market development program around its patented Drill-N-Ream® (“DnR”) well bore conditioning tool.

Troy Meier, Chairman and CEO of SDP, noted, “Odfjell’s interest in using the DnR for their service offering is validation of the success the tool is having in the Middle East. Odfjell is a well-respected oil field service firm and, by partnering with them, it enables us to accelerate our entry into the Middle East market. We are pleased that Odfjell recognized the value of the DnR and are looking forward to establishing a distribution agreement with them in the not so distant future.”

Under the development agreement, Odfjell and SDP will demonstrate the DnR’s capabilities with a large Middle East operator in Kuwait.

The DnR is a unique drilling tool technology that conditions the well bore simultaneously while drilling the well bore, driving efficiencies by reducing days on well, increasing penetration rates and extending the life of the bottom hole assembly. Domestically, the DnR is gaining broad market acceptance with many lead operators standardizing on the tool.

About Odfjell Dilling Ltd.

Odfjell Drilling was founded in 1973 and began operating as a drilling contractor in 1974, with the first Aker H3 semi-submersible Deep Sea Driller. Over the past 45 years, the business has built a rock solid reputation as a trusted drilling partner and services supplier – one that is focused on delivering quality, value and results for its growing customer base.

The firm has extensive contracting experience covering all aspects of operations and the manning of fixed and mobile installations, well services and platform engineering work. Odfjell Drilling is a truly international business, currently conducting projects in more than 20 countries, and has operational expertise of semi-submersibles, jack-up platforms and drillships, as well as modular drilling and well intervention rigs.

-MORE-

Superior Drilling Products, Inc. Announces Joint Market Development Agreement with Odfjell Drilling Ltd.
November 15, 2018

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented StriderTM oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, the rate at which the Company penetrates the Middle East market, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans, to include expansion into the Middle East. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the status of the oil & gas industry, geopolitical events, the environmental effort to reduce the use of carbon based energy, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein.

For more information, contact investor relations:

Deborah K. Pawlowski Kei

Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

-###-